UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2017

TRITON INTERNATIONAL LIMITED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Bermuda	001-37827	98-1276572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Victoria Street Hamilton HM12, Bermuda
(Address of Principal Executive Offices, including Zip Code)

Telephone: (441) 295-2287
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 10, 2017, the Company held its Annual General Meeting of Shareholders ("Annual Meeting"). At the Annual Meeting, the shareholders of the Company voted on (i) the election of nine directors to serve until the 2018 Annual General Meeting of Shareholders or until their respective successors are elected and qualified, (ii) to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, (iii) advisory vote on the approval of the compensation of Named Executive Officers, and (iv) advisory vote on the frequency of the advisory vote on the compensation of Named Executive Officers.
The number of votes cast for the election of the nine directors were as follows:

	Number of Shares
Nominee	For	Withheld	Broker Non Votes
Brian M. Sondey	56,685,329	305,626	7,154,429
Simon R. Vernon	56,596,038	394,917	7,154,429
Robert W. Alspaugh	56,724,255	266,700	7,154,429
Malcolm P. Baker	56,759,554	231,401	7,154,429
David A. Coulter	56,722,637	268,318	7,154,429
Claude Germain	56,754,982	235,973	7,154,429
Kenneth Hanau	56,757,433	233,522	7,154,429
John S. Hextall	54,556,084	2,434,871	7,154,429
Robert L. Rosner	56,666,803	324,152	7,154,429

The number of votes cast to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 were as follows:

Number of Shares
For	Against	Abstain	Broker Non Votes
63,792,216	172,085	181,083	—

The number of votes cast for the advisory vote on the approval of the compensation of Named Executive Officers were as follows:

Number of Shares
For	Against	Abstain	Broker Non Votes
56,260,209	420,259	310,487	7,154,429

The number of votes cast for the advisory vote on the frequency of the advisory vote on the compensation of Named Executive Officers were as follows:

Number of Shares
1 Year	2 Years	3 Years	Abstain
51,700,765	141,562	4,906,276	242,352

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triton International Limited

Dated: May 12, 2017	By:	/s/ John Burns
	Name:	John Burns
	Title:	Chief Financial Officer